Exhibit 99.1

Venu Holding Corporation Achieves Record-Breaking $11.2 Million in February Fire Pit Suite Sales

Continued strong sales performance keeps the Company on pace for $200 million in 2025

Colorado Springs, CO- March 3rd, 2025- (BUSINESS WIRE) Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), a developer, owner, and operator of upscale live music venues and premium hospitality destinations, continues its record-breaking streak, adding another $11,245,000 million to its balance sheet from sales of its Fire Pit Suites (Luxe FireSuites™). This marks the 14th consecutive month of multi-million-dollar sales. Following $77.7 million in Luxe FireSuite™ sales generated in 2024, VENU remains on track to achieve its ambitious $200 million sales projection in 2025.

“Music is the heartbeat of life – we all have core memories tied to it, moments that define who we are,” said J.W. Roth Founder, Chairman, and CEO of VENU “FireSuites aren’t just about watching a concert; they’re about living it, owning a piece of the experience, and turning passion into profit. The demand is off the charts because people crave more than just music – they want the VIP treatment, the exclusivity, the energy. We’re creating the future of live entertainment: a gateway to unforgettable nights, where the music electrifies, the moments linger, and the returns are as real as the experience itself – tangible, rewarding, and built to grow.”

Luxe FireSuite™ fractional ownership investment opportunities are available at all VENU amphitheaters. The Company sets aside a select 10% of the total seating capacity (nearly 35% of the project square footage) exclusively for the private use and enjoyment of VENU’s fractional owners. Each unique suite, seating 4-10 fans based on investment level, provides both unparalleled personal and financial benefits, including access to premium food and beverage, complimentary VIP priority parking, dedicated restrooms, meet and greets with talent (when available), a return on investment through guaranteed rents (at applicable locations), ticket resale revenue, and depreciation advantages. Availability is limited—once they’re gone, they’re gone—making Luxe FireSuites™ one of VENU’s most sought-after ownership offerings.

NEW Avenues to Ownership: VENU’s Structured Financing

VENU recently launched its newest pathway to ownership, structured financing. This initiative is designed to expand access to VENU’s premium entertainment experiences. Buyers can now take advantage of structured payment plans, allowing them to finance their purchase over time, making Luxe FireSuites™ accessible to a broader audience.

VENU is now taking inquiries for this innovative structured ownership financing. Accredited investors are invited to inquire at venu.live.

Expanding to Meet Booming Live Entertainment Demand

The global live entertainment market is projected to reach $79.7 billion by 2030, growing at a 16.1% CAGR (ResearchAndMarkets). VENU is at the forefront of this boom, operating premium entertainment venues in Colorado Springs, CO, and Gainesville, GA while actively building in underserved, high-demand markets—including Broken Arrow, OK (Tulsa Market), Oklahoma City, OK, El Paso, TX, and McKinney, TX (Dallas Market). With five additional new markets in the design and development phase, VENU is setting the stage for accelerating growth, solidifying its position as a leader in the luxury live entertainment space.

For more information on Luxe FireSuites™ ownership opportunities and financing options, visit venu.live

Source: Venu Holding Corporation

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU), founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to crafting luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and unique to Colorado Springs, Notes Eatery and the 8,000-seat Ford Amphitheater. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents and NFL Hall of Famer and Founder of EIGHT Elite Light Lager, Troy Aikman, VENU continues to shape the future of the entertainment landscape. For more information, visit venu.live

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media Relations

Chloe Hoeft

Venu Holding Corporation (“VENU”)

719-895-5470

choeft@venu.live

Investor Relations

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

VENU@redchip.com